 Exhibit 20.1

WFCM 2015-P2 Assumption Agreement OF SPECIAL SERVICER

May 31, 2019

To the parties listed on Attachment A:

Re:	Wells Fargo Commercial Mortgage Trust 2015-P2, Commercial Mortgage Pass-Through Certificates, Series 2015-P2

Ladies and Gentlemen:

Pursuant to Sections 7.01(d) and 7.02 of the Pooling and Servicing Agreement, dated as of December 1, 2015, relating to Wells Fargo Commercial Mortgage Trust 2015-P2, Commercial Mortgage Pass-Through Certificates, Series 2015-P2 (the "PSA"), the undersigned hereby agrees with all of the other parties to the PSA that the undersigned shall, effective on and after the date hereof, serve as the Special Servicer under the PSA. As of the date hereof, the undersigned hereby assumes all of the responsibilities, duties and liabilities of the Special Servicer under the PSA arising on and after the effective date hereof, and hereby acknowledges and agrees that it is and shall be a party to the PSA, and bound thereby to the full extent indicated therein in the capacity of the Special Servicer. Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the PSA.

RIALTO CAPITAL ADVISORS, LLC, a Delaware limited liability company

By:	/s/ Adam Singer
Name: Adam Singer
Title: Vice President

[Signature page to Assumption Agreement of Special Servicer for WFCM 2015-P2]

ATTACHMENT A

Depositor

Wells Fargo Commercial Mortgage Securities, Inc.

c/o Wells Fargo Securities, LLC

375 Park Avenue, 2nd Floor, J0127-023

New York, New York 10152

Attention: A.J. Sfarra

CRRCompliance@wellsfargo.com

With a copy sent via email to: trustadministrationgroup@wellsfargo.com with a copies to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street

Charlotte, North Carolina 28202

Attention: David Burkholder, Esq.

Jeff D. Blake, Esq.

Wells Fargo Law Department, D1053-300

301 South College St.

Charlotte, North Carolina 28288

Master Servicer

Wells Fargo Bank, National Association

Commercial Mortgage Servicing,

MAC D1086-120, 550 South Tryon Street, 14th Floor

Charlotte, North Carolina 28202

Attention: WFCM 2015-P2 Asset Manager

with a copy to

Wells Fargo Bank, National Association Legal Department

301 S. College St., TW-30

Charlotte, North Carolina 28288-0630

Attention: Commercial Mortgage Servicing Legal Support

Reference: WFCM 2015-P2

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

MAC D1050-084

401 South Tryon Street, 8th Floor

Charlotte, North Carolina 28202

Attention: WFCM 2015-P2 Asset Manager

Email: commercial.servicing@wellsfargo.com

and a copy to:

Mayer Brown LLP

214 North Tryon Street, Suite 3800

Charlotte, North Carolina 28202

Attention: Christopher J. Brady, Esq.

Special Servicer

C-III Asset Management LLC

5221 N. O’Connor Blvd., Suite 600

Irving, Texas 75039

Attention: Lindsey Wright

with a copy to:

C-III Asset Management LLC

5221 N. O’Connor Blvd., Suite 600

Irving, Texas 75039

Attention: Jenna Unell

Trustee

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee WFCM 2015-P2

Email: CMBSTrustee@wilmingtontrust.com

Certificate Administrator

Wells Fargo Bank, National Association,

9062 Old Annapolis Road,

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group - WFCM 2015-P2

Email: cts.cmbs.bond.admin@wellsfargo.com

Operating Advisor

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York, 14228

Attention: Don Simon, Chief Operating Officer

with a copy sent via e-mail to: don.simon@pentalphasurveillance.com and to notices@pentalphasurveillance.com with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Attention: Jay H. Knight

Email: jknight@bassberry.com